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As filed with the Securities and Exchange Commission on February 6, 2014

File No. 000-55080

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

ContraVir Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-2783806 (I.R.S. employer identification number)
420 Lexington Avenue Suite 2012
New York, New York	10170
(Address of principal executive offices)	(Zip Code)

212-297-0020
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act:
 Common Stock, par value $0.0001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant is an "emerging growth company," as defined in Section 2(a) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

 CONTRAVIR PHARMACEUTICALS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Business" and "Our Relationship with Synergy Following the Distribution." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

The information required by this item is contained under the sections of the information statement entitled "Selected Historical Financial Data," and "Management's Discussion and Analysis of Financial Condition and Plan of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

The information required by this item is contained under the section of the information statement entitled "Business—Properties." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

The information required by this item is contained under the section of the information statement entitled "Compensation Discussion and Analysis" and "Executive Compensation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Person Transactions.

The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled "Dividend Policy" and "Description of Our Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock—Sale of Unregistered Securities." These sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock." That section is incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled "Description of Our Capital Stock—Limitations on Liability and Indemnification of Officers and Directors." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled "Index to Financial Statements" (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

N/A.

Item 15.    Financial Statements and Exhibits.

(a)   Financial Statements

The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)   Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
3.1	Certificate of Incorporation of ContraVir Pharmaceuticals, Inc. *
3.2	By-Laws of ContraVir Pharmaceuticals, Inc.*
4.1	Promissory Note, dated June 5, 2013, issued by ContraVir Pharmaceuticals, Inc. to Synergy Pharmaceuticals Inc.*
4.2	Form of Warrant issued to the investors in the February 2014 private placement (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2014 and incorporated herein by reference).
10.1	Amended and Restated Contribution Agreement, dated June 10, 2013, as amended and restated August 5, 2013, by and between Synergy Pharmaceuticals Inc. and ContraVir Pharmaceuticals, Inc.*
10.2	Shared Services Agreement, dated July 8, 2013, as amended and restated August 5, 2013, by and between Synergy Pharmaceuticals Inc. and ContraVir Pharmaceuticals, Inc.*
10.3	Loan and Security Agreement, dated June 5, 2013, between Synergy Pharmaceuticals Inc. and ContraVir Pharmaceuticals, Inc.*
10.4	Asset Purchase Agreement dated August 17, 2012 between Synergy Pharmaceuticals Inc. and Bristol-Myers Squibb Company†**
10.5	Patent and Technology License Agreement, dated as of February 2, 2005, between University College Cardiff Consultant Limited and Contravir Research Incorporated, an entity with no prior relationship with the Company, as amended March 27, 2007†**
10.6	Amendment No. 1 to Loan and Security Agreement, dated November 18, 2013, by and between Synergy Pharmaceuticals Inc. and ContraVir Pharmaceuticals, Inc. (filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 19, 2013 and incorporated herein by reference).
10.7	First Amendment to Patent and Technology License Agreement, effective as of March 27, 2007, by and between University College Cardiff Consultant Limited and Contravir Research Incorporated.***
10.8	Form of securities purchase agreement by and among ContraVir Pharmaceuticals, Inc. and the investors in the February 2014 private placement (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2014 and incorporated herein by reference).
99.1	Information Statement of ContraVir Pharmaceuticals, Inc., preliminary and subject to completion, dated February 6, 2014

*
Previously filed as an exhibit to the Company's registration statement on Form 10 which was filed with the Commission on August 8, 2013.

**
Previously filed as an exhibit to the Company's registration statement on Form 10-12G/A which was filed with the Commission on November 21, 2013.

***
Previously filed as an exhibit to the Company's registration statement on Form 10-12G/A which was filed with the Commission on December 24, 2013.

†
Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 6, 2014	CONTRAVIR PHARMACEUTICALS, INC.
	By:	/s/ GARY S. JACOB
		Name:	Gary S. Jacob
		Title:	Chief Executive Officer

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CONTRAVIR PHARMACEUTICALS, INC. INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Person Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES